United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2005

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

450 Commack Road, Deer Park, New York		11729-4510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

Kanders & Company Restricted Stock Award

On November 8, 2005, the Company’s Board of Directors approved the form of and the Company entered into a restricted stock agreement providing for the grant of 100,000 shares of restricted stock to Kanders & Company, Inc. (“Kanders & Company”), the sole stockholder of which is Warren B. Kanders, our Chairman of the Board of Directors.  Such grant was previously approved by the Company’s Board of Directors in November 2004, subject to Mr. Kanders continuing to serve as Chairman of the Board of Directors through September 1, 2005.  The restricted stock vests on November 12, 2007, provided that Mr. Kanders is then serving as a director of the Company.  Such restricted stock award immediately vests and becomes nonforfeitable in the event of (i) the termination by the Company, without cause, of the consulting agreement dated November 12, 2004 between the Company and Kanders & Co.,  or (ii) the death of Mr. Kanders, or (iii) a change-of-control of the Company.

Chairman of the Board Replacement Award

In addition, on November 8, 2005, the Company’s Board of Directors approved the grant to Warren B. Kanders, our Chairman of the Board of Directors, of ten-year stock options to purchase 240,000 shares of common stock at an exercise price of $7.50 per share, vesting in three equal annual installments beginning on November 12, 2005.  Such grant replaced a previously approved and disclosed grant dated November 12, 2004 of ten-year stock options to Kanders & Co. on substantially the same terms as set forth above.  These stock option awards immediately vest and become exercisable in the event of a change-of-control of the Company.

Director and Executive Officer Option Awards

On November 8, 2005, the Company’s Board of Directors approved the grant of ten-year options to purchase shares of the Company’s common stock to the members of the Board of Directors and certain executive officers as set forth in the table below as an inducement to continue to serve the Company in the capacities set forth below.  Such stock option awards have an exercise price of $4.89 per share.

Name	Title	Number of Stock Options	Vesting

Warren B. Kanders	Chairman of the Board of Directors	275,000	three equal annual installments beginning on April 1, 2008

Burtt R. Ehrlich	Director	37,500	three equal annual installments beginning on November 8, 2006

Stuart P. Greenspon	Director	37,500	three equal annual installments beginning on November 8, 2006

Arthur Goldstein	Director	37,500	three equal annual installments beginning on November 8, 2006

W. Gray Hudkins	Chief Operating Officer	50,000	three equal annual installments beginning on April 1, 2008

Joseph P. Ciavarella	Vice President and Chief Financial Officer	25,000	three equal annual installments beginning on April 1, 2008

Item 1.02                                             Termination of a Material Definitive Agreement

On November 8, 2005, the Company’s Board of Directors approved the cancellation of stock options to purchase 240,000 shares of common stock that were issued pursuant to a stock option agreement dated November 12, 2004 by and between the Company and Kanders & Company, the sole stockholder of which is Warren B. Kanders, our Chairman of the Board of Directors.  As discussed above, such cancelled options were replaced by new ten-year stock options granted to Mr. Kanders to purchase 240,000 shares of common stock on substantially the same terms as the cancelled options.  Such options were cancelled to facilitate the issuance of similar options under the Company’s shareholder approved 2005 Stock Incentive Plan.

Item 3.02                                             Unregistered Sales of Equity Securities

The stock option and restricted stock awards discussed above in Item 1.01, were issued under the Company’s 2005 Stock Incentive Plan and were exempt from registration under Section 5 of the Securities Act of 1933, as amended, including by virtue of Section 4(2) thereof.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  Appointment of Director.

On November 8, 2005, the Board of Directors appointed Mr. Stuart P. Greenspon to fill a vacancy on the Board of Directors, for a term to continue until the next annual meeting of stockholders, which is expected to be held in June 2006.  Mr. Greenspon was also appointed by the Board of Directors to the Audit Committee and the Compensation Committee of the Board of Directors.  Mr. Greenspon has been an independent business consultant for more than ten years. He was an owner and operating officer of Call Center Services, Inc. from 1990 to 1995 and of Pandick Technologies, Inc. from 1982 to 1989. He is currently president and a board member of SCAN-NEW YORK, a family social services agency in New York City and a trustee of St. Francis College in Brooklyn Heights, NY.

As discussed above in Item 1.01, in connection with the appointment of Mr. Greenspon to the Board of Directors, the Company issued him 37,500 ten-year options to purchase shares of the Company’s common stock.

Item 8.01                                             Other Events

On November 15, 2005, the Company issued a press release announcing that Gregory R. Nelson resigned from its Board of Directors and Stuart P. Greenspon was appointed to its Board of Directors.

A copy of the press release issued by the Company on November 15, 2005, is attached hereto as an exhibit.

Item 9.01                                             Financial Statements and Exhibits.

(d)                           Exhibits

The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press release dated November 15, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 15, 2005	Langer, Inc.

	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella, Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

99.1	Press release dated November 15, 2005